Exhibit 99.1

Xenetic Biosciences, Inc. Announces Reverse Stock Split of Common Stock

FRAMINGHAM, MA – (May 12, 2023) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat cancers, today announced it will effect a one-for-ten reverse stock split of its authorized, issued and outstanding common stock. Pursuant to the Certificate of Change filed with the Secretary of State of the State of Nevada, the reverse stock split will be effective at 12:01 a.m., Eastern Time, on May 15, 2023. Xenetic expects that upon the opening of trading on May 15, 2023, its common stock will trade on the Nasdaq Capital Market on a split-adjusted basis under the current trading symbol "XBIO" and the new CUSIP number 984015 602.

No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be rounded up to the nearest whole share.

Stockholders of record are not required to send in their current stock certificates or evidence of book-entry or other electronic positions for exchange. Following the effectiveness of the reverse stock split, each stock certificate and book-entry or other electronic position representing issued and outstanding shares of Xenetic's common stock will be automatically adjusted. Those stockholders holding common stock in "street name" will receive instructions from their brokers if they need to take any action in connection with the reverse stock split. Stockholders should direct any questions concerning the reverse stock split to their broker or Xenetic's transfer agent and registrar, Empire Stock Transfer, Inc., at info@empirestock.com.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immune-oncology technologies addressing hard to treat cancers. The Company's DNase platform is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which have been implicated in cancer progression and resistance to cancer treatments. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and Facebook.

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Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including, but not limited to, statements regarding: our expectation that upon the opening of trading on May 15, 2023, our common stock will trade on the Nasdaq Capital Market on a split-adjusted basis; all statements regarding expectations for our DNase-base oncology platform, including the DNase platform improving outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which have been implicated in cancer progression and resistance to cancer treatments, and our focus on advancing our systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase, XCART or PolyXen technologies; (5) the ability of the Company to implement its business strategy; and (6) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak, and geopolitical events, such as the Russian invasion of Ukraine, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

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